UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2013

RTI BIOLOGICS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-31271	59-3466543
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

11621 Research Circle, Alachua, Florida	32615
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (386)418-8888

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 11, 2013, RTI Biologics, Inc., a Delaware Corporation (“RTI” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Rockets MI Corporation, a Michigan corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Pioneer Surgical Technology, Inc., a Michigan corporation (“Pioneer”) and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as Stockholders’ Agent (the “Stockholders’ Agent”), pursuant to which the Company will acquire Pioneer through the merger of Merger Sub with and into Pioneer (the “Merger”).

Pursuant to the terms of the Merger Agreement, RTI will pay $130 million, subject to certain adjustments, to acquire Pioneer. The transaction will be funded through a combination of cash on hand, a new credit facility and a concurrent private placement of convertible preferred stock to an affiliate of Water Street Healthcare Partners (“Water Street”). The Merger Agreement has been approved by the board of directors of RTI and by the board of directors and stockholders of Pioneer. The Merger is subject to customary closing conditions and regulatory approvals, including termination of applicable waiting periods under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended. The transaction is expected to close in the third quarter of 2013. The combined company will be headquartered in Alachua, Florida.

Credit Facility.

In connection with the Merger, RTI executed a commitment letter dated June 7, 2013 (the “Commitment Letter”) with TD Bank, N.A., as administrative agent, TD Securities “USA” LLC, as bookrunner and joint lead arranger, and Regions Bank, as joint lead arranger. The Commitment Letter provides for a 5-year, $80 million senior secured facility, which includes a $60 million term loan and a $20 million revolving credit facility. The Commitment Letter provides that borrowings under the facility will be guaranteed by the Company’s domestic subsidiaries and secured by substantially all of the domestic assets of the Company and its domestic subsidiaries, other than real property. The closing of the facility is subject to customary conditions.

Private Placement.

Additionally, in connection with the Merger, RTI entered into an investment agreement dated as of June 12, 2013 (the “Investment Agreement”) with WSHP Biologics Holdings, LLC, a Delaware limited liability company (“WSHP”), an affiliate of Water Street. Pursuant to the terms of the Investment Agreement, RTI has agreed to a $50 million private placement of convertible preferred equity with WSHP. The shares will be issued in connection with the closing of the merger and are subject to certain customary conditions. The convertible preferred stock will initially be convertible into shares of RTI common stock at a conversion price of $4.39 per common share, subject to the satisfaction of certain conditions. The convertible preferred stock will also accrue dividends at a rate of 6%per year, subject to adjustment under specified conditions. Pursuant to the terms of the Investment Agreement, RTI has agreed to appoint two directors to be designated by Water Street to the board of directors of RTI, effective at the closing of the Merger, and to register the underlying common stock for resale. This transaction is exempt from registration under Section 4(2) of the Securities Act of 1933 because the transaction by RTI did not involve a public offering.

The Merger Agreement, the Commitment and the Investment Agreement, collectively the “Agreements” have been included as exhibits to this Current Report on Form 8-K to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the respective parties thereto. The Agreements contain representations and warranties that the parties made to each other as of a specific date. The assertions embodied in the representations and warranties in the Agreements were made solely for purposes of the Agreements and the transactions and agreements contemplated thereby among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Agreements. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may apply contractual standards of materiality in a way that is different from what may be viewed as material by investors or that is different from standards of materiality generally applicable under the United States federal securities laws or may not be intended as statements of fact, but rather as a way of allocating risk among the parties to the Agreements.

The foregoing descriptions of the Agreements do not purport to be complete and are qualified in their entirety by reference to the respective Agreement, copies of which are attached hereto and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

See the description set forth under “Item 1.01 -Entry into a Material Definitive Agreement – Private Placement” which is incorporated by reference into this Item 3.02. Nothing in this Form 8-K shall constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, except for historical information, any statements made in this communication about growth rates, new product introductions, future operational improvements and results or regulatory actions or approvals or changes to agreements with distributors also are forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties, including the risks described in public filings with the U.S. Securities and Exchange Commission (SEC). In addition, these statements are subject to risks associated with the Pioneer’s financial condition, business and operations and the integration of Pioneer’s business with ours. Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 2.1 Agreement and Plan of Merger, dated as of June 11, 2013, by and among RTI Biologics, Inc., Rockets MI Corporation, Pioneer Surgical Technology, Inc. and Shareholder Representative Services LLC, solely in its capacity as the stockholders’ agent.

Exhibit 10.1 Commitment Letter, dated as of June 7, 2013, by and among RTI Biologics, Inc., TD Bank, N.A, TD Securities “USA” LLC, Regions Bank and each of the Lenders.

Exhibit 10.2 Investment Agreement, dated as of June 12, 2013, by and between RTI Biologics, Inc. and WSHP Biologics Holdings, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 13, 2013

RTI BIOLOGICS, INC.

By:	/s/ Robert P. Jordheim
Robert P. Jordheim
Executive Vice President and Chief Financial Officer

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